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                                                                   Exhibit 10.56

                        RESOLUTION OF THE BOARD OF DIRECTORS
                        OF LOUISVILLE GAS AND ELECTRIC COMPANY

                     RE:  AMENDMENT OF NONQUALIFIED SAVINGS PLAN

                                  DECEMBER 8, 1994


THE FOLLOWING RESOLUTION AMENDS THE NONQUALIFIED SAVINGS PLAN (THE "PLAN") TO PROVIDE FOR ADDITIONAL MEMBERS, MODIFIES THE INTEREST CREDITING RATE, AND TRANSFERS THE PLAN TO LG&E ENERGY CORP.

    WHEREAS, the Board of Directors desires to amend the Louisville Gas and Electric Company Nonqualified Savings Plan (the "Plan") to provide for additional members, modify the interest crediting rate and transfer the Plan to LG&E Energy Corp.

    NOW, THEREFORE, BE IT RESOLVED, that the following amendments to the Plan are hereby approved, effective as of January 1, 1995:

    (1)  Section 1.1, is amended in its entirety to read as follows:

    "1.1 Title. This Plan shall be known as the LG&E Energy Corp. Nonqualified Savings Plan ("Plan")."

    (2)  Section 2.2 is amended in its entirety to read as follows:

    "2.2 Board of Directors. The Board of Directors means the Board of Directors of LG&E Energy Corp."

    (3)  Section 2.5 is amended in its entirety to read as follows:

    "2.25 Company. Company means LG&E Energy Corp., a Kentucky corporation with principal offices located at Louisville, Kentucky."

    (4)  Section 2.10 is amended in its entirety to read as follows:

    "2.10 Executive. Executive shall mean any officer or senior manager as designated by the Committee."

    (5)  Section 2.14 is amended in its entirety to read as follows:

    "2.14 Qualified Plan shall mean the LG&E Energy Corp. 401(k) Savings Plan, as amended from time to time."

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    (6)  Article II, Section 2.20 is added to read as follows:

    "2.20 Employer. Employer means Louisville Gas and Electric Company, LG&E Energy Corp., and LG&E Energy Systems Inc., and Kentucky corporations, and any subsidiary or affiliated companies authorized by the Board of Directors to participate in this Plan."

    (7)  Section 5.3 is amended in its entirety to read as follows:

    "5.3 Crediting of Interest. As of each Valuation Date, the amount in the Participant's Bookkeeping Account shall be credited at an interest rate equal to the rate for the average yield on five year Treasury Notes for the latest calendar quarter. This rate shall be applied to the Participant's Bookkeeping Account as the beginning of the period, minus any distributions from the Participant's Bookkeeping Account since the preceding Valuation Date and plus half of all deferred compensation and half of all Company contributions during the period. In the case of a Termination of Service or Retirement, interest shall be credited at the above rate through the Valuation Date immediately proceeding the date the Participant's entire interest in his Bookkeeping Account is distributed."

    (8) Sections 8.4 and 11.4 are amended to substitute "LG&E Energy Corp." for "Louisville Gas and Electric Company".

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